UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

APPLE REIT TEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-168971	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 27, 2012, through one or more of our indirect wholly-owned subsidiaries (the “purchasing subsidiary”), we closed on the purchase of a hotel located in Gainesville, Florida. The hotel acquired by our purchasing subsidiary is a Homewood Suites® hotel containing 103 guest rooms. The purchase price for the hotel was $14,550,000.

Our purchasing subsidiary assumed an existing loan secured by this hotel. The hotel serves as collateral under the loan. The outstanding principal balance under the loan is approximately $13.1 million. The loan has an annual fixed interest rate of approximately 5.89% and a maturity date of May 2017. The loan provides for monthly payments of principal and interest on an amortized basis.

The purchase price less the assumed loan was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

As a result of the Gainesville, Florida Homewood Suites closing described above, eight of the closings have occurred under a series of purchase contracts executed on April 12, 2011 and May 4, 2011 for the potential purchase of ten hotels. Two contracts in this series were terminated on April 29, 2011. Accordingly, under this series of purchase contracts for the potential purchase of ten hotels, all contracts have been either completed through purchase, or terminated. Additional information regarding nine of the purchase contracts is set forth in our Form 8-K dated April 12, 2011 and filed with the Securities and Exchange Commission (“SEC”) on April 15, 2011, which is incorporated herein by reference. Additional information regarding the purchase contract for this hotel is set forth in our Form 8-K dated May 4, 2011 and filed with the SEC on May 6, 2011, which is incorporated herein by reference. Additional information regarding the two terminated contracts is set forth in our Form 8-K dated April 29, 2011 and filed with the SEC on May 5, 2011, which is incorporated herein by reference.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Item 9.01.	Financial Statements and Exhibits.

a. Financial statements of businesses acquired.

The hotel in Gainesville, Florida described in item 2.01 of this report is part of a group of eight hotels subject to a series of purchase contracts. The selling entities within this group of hotels are related to each other through common ownership. We have previously purchased the other seven hotels within this group. We have previously included financial statements regarding this group of eight hotels in a Form 8-K/A (amendment no. 1 to current report on Form 8-K dated June 2, 2011, and originally filed, by the required date, on June 7, 2011) filed with the SEC on July 20, 2011, which is incorporated herein by reference.

b. Pro forma financial information.

See (a) immediately above. We have previously included pro forma financial information for the hotel in Gainesville, Florida in a Form 8-K/A (amendment no. 1 to current report on Form 8-K dated June 2, 2011 and originally filed, by the required date, on June 7, 2011) filed with the SEC on July 20, 2011, which is incorporated herein by reference.

c. Shell company transaction.

Not Applicable

d. Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

February 1, 2012